SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant X
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Sec. 240.12a-11(c) or Sec. 240.12a-12

                          STRATEGIC DISTRIBUTION, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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/X/ Fee paid with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:
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
                          STRATEGIC DISTRIBUTION, INC.

                          12136 WEST BAYAUD, SUITE 320
                            LAKEWOOD, COLORADO 80228

                     --------------------------------------

                            NOTICE & PROXY STATEMENT
                     --------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 1996

To Strategic Distribution Shareholders:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Strategic Distribution, Inc. ("SDI" or the "Company"), a Delaware corporation, will be held on May 24, 1996, at 9:00 a.m., local time, at the Greenwich Harbor Inn, 500 Steamboat Road, Greenwich, Connecticut, for the following purposes, as more fully described in the accompanying Proxy Statement:

        1. To elect eight (8) directors to serve for the ensuing year and until their successors are elected ("Proposal I");


        2. To amend the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") (a) to include provisions relating to the advance payment by the Company of expenses incurred by a director, officer, employee or agent of the Company in defending an action, suit or proceeding and (b) to provide that no subsequent amendment or repeal of the Certificate of Incorporation shall eliminate or reduce the right of any such director, officer, employee or agent to indemnification in respect of any matter occurring before such amendment or repeal ("Proposal II");


        3. To amend the Company's 1990 Incentive Stock Option Plan to make non-employee consultants and advisers to the Company eligible to receive grants of options ("Proposal III");

        4. To approve the Company's Executive Compensation Plan ("Proposal IV");

        5. To approve the Company's 1996 Non-Employee Director Stock Plan ("Proposal V");

        6. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of SDI for the fiscal year ending December 31, 1996 ("Proposal VI"); and

        7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only shareholders of record at the close of business on April 17, 1996 are entitled to receive notice of and to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are encouraged to complete, date, sign and mail the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have returned a proxy.

    THE BOARD OF DIRECTORS BELIEVES THE PROPOSED ACTIONS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES AS DIRECTORS AND FOR PROPOSALS II, III, IV, V AND VI.

                                          By order of the Board of Directors

                                          /s/ Andrew M. Bursky
                                          Andrew M. Bursky
                                          Chairman of the Board

April 24, 1996

                     --------------------------------------

IMPORTANT: PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                          STRATEGIC DISTRIBUTION, INC.

                          12136 WEST BAYAUD, SUITE 320
                            LAKEWOOD, COLORADO 80228
                             PHONE: (303) 234-1419

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Strategic Distribution, Inc. ("SDI" or the "Company"), for use at the annual meeting of shareholders to be held on May 24, 1996 at the Greenwich Harbor Inn, 500 Steamboat Road, Greenwich, Connecticut, and at any adjournment or postponement thereof (the "Meeting"). The Company's 1995 Annual Report, which accompanies this Proxy Statement, is being sent, on or about April 24, 1996, to persons who were shareholders of record on April 17, 1996.

    Written communications to the Company should be sent to the Company's office at 12136 West Bayaud, Suite 320, Lakewood, Colorado 80228. The Company can be reached by telephone at (303) 234-1419. This Proxy Statement and a proxy card are being mailed, on or about April 24, 1996, to shareholders entitled to vote at the Meeting.

MATTERS TO BE CONSIDERED AT THE MEETING

    At the Meeting, the holders of shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company will be asked to consider and vote upon six proposals described in this Proxy Statement and on any other matters properly brought before the Meeting.

    The following is a brief summary of the six proposals. The summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement.


    THE MEMBERS OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE IN FAVOR OF (I) THE NOMINEES AS DIRECTORS, (II) THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION (THE "CERTIFICATE OF INCORPORATION") THAT (A) RELATES TO THE ADVANCE PAYMENT BY THE COMPANY OF EXPENSES INCURRED BY A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE COMPANY IN DEFENDING AN ACTION, SUIT OR PROCEEDING AND (B) PROVIDES THAT NO SUBSEQUENT AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION SHALL ELIMINATE OR REDUCE THE RIGHT OF ANY SUCH DIRECTOR, OFFICER, EMPLOYEE OR AGENT TO INDEMNIFICATION IN RESPECT OF ANY MATTER OCCURRING BEFORE SUCH AMENDMENT OR REPEAL, (III) AMENDING THE COMPANY'S 1990 INCENTIVE STOCK OPTION PLAN TO MAKE NON-EMPLOYEE CONSULTANTS AND ADVISERS TO THE COMPANY ELIGIBLE TO RECEIVE GRANTS OF OPTIONS, (IV) THE ADOPTION OF THE COMPANY'S EXECUTIVE COMPENSATION PLAN, (V) THE ADOPTION OF THE COMPANY'S 1996 NON-EMPLOYEE DIRECTOR STOCK PLAN AND (VI) THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.


PROPOSAL I

    Proposal I concerns the election of a board of eight (8) directors, all of whom are currently serving as members of the Board of Directors.

PROPOSAL II


    Proposal II concerns amending the Certificate of Incorporation (a) to include provisions relating to the advance payment by the Company of expenses incurred by a director, officer, employee or agent of the Company in defending an action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company and (b) to provide that no subsequent amendment or repeal of the Certificate of Incorporation shall eliminate or reduce the right of any such director, officer, employee or agent to indemnification in respect of any matter occurring before such amendment or repeal. The full text of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A.


PROPOSAL III

    Proposal III concerns amending the Company's 1990 Incentive Stock Option Plan to make non-employee consultants and advisers to the Company eligible to receive grants of options.

PROPOSAL IV

    Proposal IV concerns approving the Company's Executive Compensation Plan.

PROPOSAL V

    Proposal V concerns approving the Company's 1996 Non-Employee Director Stock Plan.

PROPOSAL VI

    Proposal VI concerns the ratification of the appointment of KPMG Peat Marwick LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1996.

VOTING AT THE MEETING


    The Board of Directors has fixed the close of business on April 17, 1996 as the record date for the Meeting, and only holders of record of the Common Stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting. On that date, there were outstanding and entitled to vote 21,779,550 shares of the Common Stock, held by approximately 1,500 holders of record.


    Proxies will be voted at the Meeting, or at any adjournment thereof, at which a quorum is present, in accordance with the directions on the proxy card. The holders of a majority of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Meeting. In accordance with Delaware law, abstentions and broker nonvotes will be treated as present for purposes of determining the presence or absence of a quorum.

    The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present and voting at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "for" are elected as directors up to the maximum number of directors to be chosen at the Meeting. The approval of Proposal II requires the affirmative vote of a majority of the outstanding shares of the Common Stock entitled to vote. The approval of each of Proposals III, IV and V requires the affirmative vote of a majority of the shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting.

    Any shares not voted "for" a particular director (whether as a result of a direction to withhold or a broker nonvote) will not be counted in such director's favor. Abstentions will be included in the vote totals and, therefore, will have the same effect as a vote against Proposals III, IV and V. Broker nonvotes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote for Proposals III, IV and V. Because the approval of Proposal II requires the affirmative vote of a majority of the outstanding shares of the Common Stock entitled to vote, both abstentions and broker nonvotes will have the same effect as a vote against Proposal II. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required.


    William R. Berkley currently owns approximately 38.31% of the outstanding shares of the Common Stock and has advised the Company that he intends to vote such shares in favor of each of the proposals described herein.


PROXIES

    If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, such shares will be voted "for" each nominee as director and "for" Proposals II, III, IV, V and VI. Proxies will extend to, and be voted at, any adjournment of the Meeting.

    The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, should any other matter properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon and it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.

    Any shareholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised by giving written notice to the Secretary of the Company at the above address, by voting the shares represented by such proxy in person at the Meeting or by giving a later dated proxy at any time before the voting. Attendance at the Meeting will not, by itself, revoke a proxy.

EXPENSES OF SOLICITATION

    The costs of the solicitation of proxies will be borne by the Company. Such costs include preparing, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone, telegraph or oral communications by directors, officers or regular employees of the Company acting without special compensation.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK


    The Common Stock is the only class of capital stock of the Company outstanding and entitled to vote. As of April 17, 1996 there were issued and outstanding 21,779,550 shares of the Common Stock. In addition, as of April 17, 1996, (i) Warrants to purchase 38,625 shares of the Common Stock for $1.46 per share, which Warrants expire in 1999, remained outstanding, (ii) options issued under the Company's 1990 Incentive Stock Option Plan to purchase a total of 1,106,700 shares of the Common Stock remained outstanding and (iii) options issued pursuant to certain Stock Option Agreements to purchase 1,036,708 shares of the Common Stock remained outstanding.


    Each share of the Common Stock is entitled to one vote.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL I)

INTRODUCTION

    The Board of Directors unanimously recommends that shareholders vote FOR the election as directors of the nominees referred to in this section.

    The following table sets forth each nominee's name, age and the year in which such nominee first became a director:


                                                                                    YEAR FIRST
    NAME                                         POSITION(S)               AGE    BECAME DIRECTOR
- -----------------------------------  -----------------------------------   ---    ---------------
William R. Berkley.................  Director of the Company               50           1994
Andrew M. Bursky...................  Director of the Company and           39           1988
                                     Chairman of the Board of Directors
Arnold W. Donald...................  Director of the Company               41           1995
Catherine B. James.................  Director of the Company and Chief     43           1990
                                     Financial Officer, Executive Vice
                                     President, Secretary and Treasurer
                                     of the Company
George E. Krauter..................  Director of the Company               64           1994
Joshua A. Polan....................  Director of the Company               48           1988
Mitchell I. Quain..................  Director of the Company               44           1995
Theodore R. Rieple.................  Director of the Company and           50           1991
                                     President of the Company


    Directors are elected to serve for one year or until the next annual meeting of shareholders.

    The eight individuals set forth in the above table are all of the nominees for election as directors at the Meeting. All of the nominees have consented to being named as such in this Proxy Statement and have agreed to serve if elected. If any nominee should become unavailable, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

BACKGROUND OF NOMINEES

    The following is a brief account of the business experience of each of the nominees for election as a director. Except as indicated below, there are no family relationships or special understandings pursuant to which such persons have been nominated as directors of the Company. None of the nominees has any substantial interest in any matter to be acted upon.

    Mr. Berkley has served as a member of the Board of Directors since May 1994. Mr. Berkley also serves as Chairman of the Board of several companies which he controls or founded. These include W.R. Berkley Corporation, a property and casualty insurance company, Pioneer Companies, Inc. ("PCI"), a manufacturer and marketer of chlorine and caustic soda and related products, and Interlaken Capital, Inc. ("Interlaken Capital"), a private investment firm that is an affiliate of the Company. Mr. Berkley is Vice-Chairman of the Board of Trustees of the University of Connecticut, a Director of Georgetown University, a Trustee of New York University and a member of the Board of Overseers of New York University Stern School of Business.

    Mr. Bursky has served as Chairman of the Board of Directors since July 1988. He was President of the Company from November 1989 until December 1990. He has served as an executive officer of

Interlaken Capital since May 1980, and currently is serving as a Managing Director of Interlaken Capital. Mr. Bursky is a director of PCI.

    Mr. Donald has served as a member of the Board of Directors since 1995. Mr. Donald is President of Monsanto Company's Crop Protection unit, with responsibility for Monsanto's worldwide agricultural chemicals business, and has been associated with Monsanto in various capacities for more than the last five years. Mr. Donald is a past president and serves on the board of The Leadership Center of Greater St. Louis. He currently serves on the executive boards of John Burroughs School, British-American Project, Fair St. Louis and the American Crop Protection Association. Mr. Donald also serves on the board of the National FFA Organization, National 4-H Council, Lindenwood College, U.S.-Russia Business Council, Eurasia Foundation, Jackson Laboratories, Opera Theatre of St. Louis, Carleton College and the Municipal Theatre Association of St. Louis. Mr. Donald is a member of the advisory boards of the Junior League of St. Louis and the St. Louis Butterfly House and serves on the National Advisory Council for Washington University's School of Engineering.


    Ms. James has served as a member of the Board of Directors since 1990. Ms. James has served as Chief Financial Officer of the Company since February 1996, has served as Executive Vice President of the Company since January 1989 and has served as Secretary and Treasurer of the Company since December 1989. She was Chief Financial Officer of the Company from January 1989 until September 1993. Ms. James has been a Managing Director of Interlaken Capital since January 1990. From 1982 through 1988, she was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure.


    Mr. Krauter has served as a member of the Board of Directors since January 1994. Mr. Krauter is currently President of Industrial Systems Associates, Inc. ("ISA"), which was acquired by the Company in January 1994, and has served as President of ISA since March 1971. Mr. Krauter is being nominated as a Director in accordance with the terms of the Employment Agreement, dated January 4, 1994, between Mr. Krauter and ISA.


    Mr. Polan has served as a member of the Board of Directors since 1988. He has served as an executive officer of Interlaken Capital since June 1988, currently serving as a Managing Director. For more than the five years prior to June 1988, Mr. Polan was a partner in the accounting firm of Touche Ross & Co.


    Mr. Quain has served as a member of the Board of Directors since 1995. Mr. Quain has been a Managing Director of Schroder Wertheim & Company for more than the last five years. Mr. Quain is a director of Allied Products Corporation, a member of the Board of Governors of the School of Engineering and Applied Sciences at the University of Pennsylvania where he also serves on the President's Council, and a member of the Board of Trustees and the executive committee of St. Luke's Academy, a college preparatory school in New Canaan, Connecticut.

    Mr. Rieple has served as a member of the Board of Directors since 1991. Mr. Rieple has served as President of the Company since December 1990. From 1984 to November 1990, Mr. Rieple was President, Chief Executive Officer and a director of Diversey Corp. ("Diversey Corp."), a manufacturer of specialty chemicals. In this role, he was responsible for the United States and Canadian operations.

    Mr. Bursky, Ms. James and Mr. Polan are executive officers of Idle Wild Farm, Inc., a privately owned company that was formerly engaged in the manufacture of frozen foods which, in October 1993, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws. Mr. Bursky is an executive officer of Blue Lustre Products, Inc., a privately owned company which is engaged in the sale and leasing of carpet cleaning equipment and other carpet cleaning products which, in October 1995, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                    TO SUPPLEMENT INDEMNIFICATION PROVISIONS
                                 (PROPOSAL II)

GENERAL

    The Board of Directors unanimously recommends that shareholders vote for this Proposal II, which would approve the proposed amendment of the Certificate of Incorporation (a) to include provisions relating to the advance payment by the Company of expenses incurred by a director, officer, employee or agent of the Company in defending an action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company and (b) to provide that no subsequent amendment or repeal of the Certificate of Incorporation shall eliminate or reduce the right of any such director, officer, employee or agent to indemnification in respect of any matter occurring before such amendment or repeal. The full text of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

DELAWARE CORPORATE STATUTE


    Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145(b) of the DGCL provides that a person may not be indemnified in connection with an action or suit by or in the right of the corporation to procure a judgment in its favor in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that a court of competent jurisdiction determines that the person is entitled to indemnity for such expenses as the court deems proper.



    Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) or 145(b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

EFFECTS OF THE PROPOSED CHANGES


    As currently in effect, the Certificate of Incorporation provides indemnification to directors, officers, employees or agents to the fullest extent permitted by Section 145 of the DGCL. This provision of the Certificate of Incorporation, however, does not require the Company to advance expenses incurred by officers, directors, employees and agents. As a consequence, the Board of Directors believes it to be desirable to include a provision in the Certificate of Incorporation providing that expenses shall be advanced to a director or officer of the Company and may be advanced to a trustee, employee or agent of the Company, in each case upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Certificate of Incorporation.



    The second part of Proposal II addresses the concern of directors, officers, employees and agents of the Company that a subsequent amendment or repeal of the Certificate of Incorporation should not adversely affect their right to indemnification in respect of any matter occurring before such amendment or repeal. Due to the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against such persons and the inevitable uncertainties with respect to the application of the business judgment rule to particular facts and circumstances, adequate indemnity provisions are often a condition of an individual's willingness to serve as a director, officer, employee or agent of a Delaware corporation. The Board of Directors considers it to be in the best interests of the Company and its shareholders to provide assurance to such persons that no amendment or repeal of the Certificate of Incorporation could have an adverse effect on any such person's right to indemnification in respect of matters occurring before such amendment or repeal.


    The Board of Directors believes that the Company should take every possible step to ensure that the Company will continue to be able to attract the best possible directors, officers, employees and agents. The primary purpose of Proposal II is to supplement the existing provisions in the Certificate of Incorporation to ensure that the Company will continue to be able to attract individuals of the highest quality and ability to serve as its directors, officers, employees and agents.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL II.

                           PROPOSED AMENDMENT TO THE
                   COMPANY'S 1990 INCENTIVE STOCK OPTION PLAN
                                 (PROPOSAL III)


    The Board of Directors unanimously recommends that shareholders vote to approve an amendment to the Company's 1990 Incentive Stock Option Plan (the "1990 Stock Option Plan") which would allow the Company to grant options to non-employee consultants and advisers selected by the Stock Option and Compensation Committee of the Board of Directors (the "Committee"). The 1990 Stock Option Plan currently allows for option grants to directors, officers and key employees of the Company and its subsidiaries. The amendment would expand the eligible group to include consultants and advisers, including employees of Interlaken Capital who, in their capacity as employees of Interlaken Capital, act as advisers to the Company. The Board of Directors believes that the proposed amendment to the 1990 Stock Option Plan will be of material benefit to the Company and will enable the Company to retain and motivate key consultants and advisers selected by the Committee.


    The following is a summary of the provisions of the 1990 Stock Option Plan:

    The 1990 Stock Option Plan is administered by the Committee. The Committee has full authority, subject to the terms of the 1990 Stock Option Plan, to make all determinations thereunder. An aggregate of 2,060,000 shares of the Common Stock are reserved for issuance under the 1990 Stock Option Plan.

    The Committee may grant incentive stock options under the 1990 Stock Option Plan and options which do not qualify as incentive stock options ("non-qualified stock options"); provided that no director of the Company shall be eligible to receive incentive stock options. Subject to the provisions of the 1990 Stock Option Plan, the Committee shall have sole authority, in its absolute discretion; (a) to determine which of the eligible participants shall be granted options; (b) to authorize the granting of both incentive stock options and non-qualified stock options; (c) to determine the times when options shall be granted and the number of shares to be subject to options; (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in the 1990 Stock Option Plan; (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options granted under the 1990 Stock Option Plan; (f) to prescribe the form or forms of the option agreements under the 1990 Stock Option Plan (which forms shall be consistent with the terms of the 1990 Stock Option Plan but need not be identical and may contain such terms as the Committee may deem appropriate to carry out the purposes of the 1990 Stock Option Plan); (g) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the 1990 Stock Option Plan; and (h) to construe and interpret the 1990 Stock Option Plan, the rules and regulations and option agreements under the 1990 Stock Option Plan and to make all other determinations deemed necessary or advisable for the administration of the 1990 Stock Option Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.


    The option price of each option granted under the 1990 Stock Option Plan shall be determined by the Committee; provided, however, that in the case of each incentive stock option granted under the 1990 Stock Option Plan, the option price shall not be less than the fair market value of the Common Stock at the time the option was granted. In no event shall the option price of any option be less than the par value per share on the date an option is granted. On April 17, 1996, the fair market value of the Common Stock was $5.94 per share.


    The 1990 Stock Option Plan provides that, if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value shall be deemed to be the mean between the last quoted bid and asked prices on NASDAQ on the date immediately preceding the date on which the option is granted, or if not quoted that day, then on the last preceding date on which such stock is quoted. If the Common Stock is listed on one or more national securities exchanges, the fair market value shall be deemed to be the mean between the highest and the lowest sale prices reported on the principal national securities exchange on which such stock is listed and traded on the date immediately preceding the date on which the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted on NASDAQ or listed on an exchange, or representative quotes are not otherwise available, the fair market value of the Common Stock shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

    The purchase price of an option is to be paid in cash, or if authorized by the Committee, in shares of the Common Stock or a combination of cash and shares.

    The term of each option shall be fixed by the Committee, provided that no option will be exercisable later than ten years from the date of grant of the option, and options will be exercisable in such number of shares and at such time or times, including in periodic installments, as may be determined by the Committee at the time of grant.

    The 1990 Stock Option Plan generally provides that options granted thereunder are not transferable except by will or by the laws of descent and distribution. In addition, options granted under the 1990 Stock Option Plan may provide that, if the employment of an optionee terminates other than by reason of death, disability or for cause, such options shall remain exercisable for a period of up to three months. Options granted under the 1990 Stock Option Plan may also provide that if the employment of an optionee shall terminate by reason of death or disability, such options shall remain exercisable by the optionee (or the person or persons to whom such options pass by will or the applicable laws of descent and distribution) for a period of up to one year. Options granted under the 1990 Stock Option Plan may also provide that such options shall terminate immediately upon the termination of the employment of the optionee for cause. Notwithstanding the foregoing, in no event is an option exercisable after the termination date specified in the option.

    The number, kind and price of the shares of the Common Stock subject to each outstanding option and the number of shares reserved for issuance pursuant to options granted under the 1990 Stock Option Plan shall be appropriately adjusted in the event of stock splits, stock dividends or other changes in the Company's outstanding securities. If the Company shall be the surviving corporation in any merger or reorganization or other business combination, any option shall cover the securities or other property to which a holder of the number of shares of the Common Stock covered by the unexercised portion of the option would have been entitled pursuant to the terms of the merger. Upon any merger or reorganization or other business combination in which the Company shall not be the surviving corporation, or a dissolution or liquidation of the Company, or a sale of all or substantially all of its assets, all outstanding options shall terminate, subject to the right of the surviving or resulting corporation to grant substitute options to purchase its shares on such terms and conditions as it shall deem appropriate. Such adjustments shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

    The 1990 Stock Option Plan will terminate on the tenth anniversary of the date the 1990 Stock Option Plan was adopted by the Board of Directors. The Board of Directors may terminate or amend the 1990 Stock Option Plan provided that no amendment without shareholder approval shall increase the number of shares as to which options may be granted or change the class of employees eligible to receive options under the 1990 Stock Option Plan.

    At present, approximately six directors, nine officers and 690 other key employees are eligible to receive options under the 1990 Stock Option Plan. Subject to approval of the proposed amendment, the Committee granted options to purchase 1,236 shares of the Common Stock to each of the following advisers to the Company: William L. Mahone, Charles J. Martin and Martin B. O'Connell. Messrs. Mahone and O'Connell are employees of Interlaken Capital. Mr. Martin was an employee of Interlaken Capital at the time the options were granted, and is now an employee of the Company. The options were granted on November 16, 1995 at an exercise price of $5.94 per share, which was the fair market value of the Common Stock on the date of grant. These option grants will be null and void if the Company's shareholders do not approve the proposed amendment.

    The following is a general summary of the Company's understanding of the federal income tax consequences of the 1990 Stock Option Plan.

INCENTIVE STOCK OPTIONS

    No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. If the Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

    If the Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) and (2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

    Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a non-qualified stock option.

    For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an incentive stock option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a non-qualified stock option. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

NON-QUALIFIED STOCK OPTIONS

    With respect to non-qualified stock options: (a) no income is realized by the optionee at the time the option is granted; (b) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (c) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL III.

                           APPROVAL OF THE COMPANY'S
                          EXECUTIVE COMPENSATION PLAN
                                 (PROPOSAL IV)

    The Board of Directors unanimously recommends that shareholders vote to approve the adoption of the Company's Executive Compensation Plan (the "Executive Plan"). The Board of Directors has adopted the Executive Plan in order to provide the Company with the means to give management employees additional long-term incentives to maximize the equity value of the Company.

    All management employees of the Company and its subsidiaries are eligible to participate in the Executive Plan. At present, this group includes approximately eight officers and approximately seven other key employees. Participants are selected for participation by the Committee. The Committee has full power to administer and interpret the Executive Plan.


    Under the Executive Plan, the Committee annually will approve performance goals and create "bonus pools" for the Company and each participating subsidiary. The Committee will also establish formulas and criteria for calculating bonus awards for each participant based on the achievement of performance goals and such other criteria as the Committee may designate.


    Payment of bonus awards may be made in cash or in shares of the Common Stock, as determined by the Committee. The cash portion of any bonus award will be vested upon payment. The portion of any bonus award payable in the Common Stock may be deferred and subject to vesting conditions, or issued as restricted stock. An aggregate of 500,000 shares of the Common Stock are reserved for issuance under the Executive Plan.

    The Committee may amend the Executive Plan at any time, except that it may not increase the total number of shares of the Common Stock which may be issued under the Executive Plan without shareholder approval.

    The Committee has the right to impose conditions and restrictions on awards made under the Executive Plan as it deems appropriate. Without limitation, the Committee may provide that bonus awards will be made only to eligible persons who have entered into appropriate agreements relating to non-competition, non-solicitation of customers and/or employees, and protection of confidential information. Such agreements may provide that participants who violate these restrictions will be required to repay the Company the value of all or a portion of any awards previously paid to the participant under the Executive Plan.

    As of the date of this Proxy Statement, the Committee had not established performance goals or bonus pools for the Company or any subsidiary, and had not granted any bonus awards to eligible participants.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL IV.

                           APPROVAL OF THE COMPANY'S
                     1996 NON-EMPLOYEE DIRECTOR STOCK PLAN
                                  (PROPOSAL V)

    The Board of Directors unanimously recommends that shareholders vote to approve the adoption of the Company's 1996 Non-Employee Director Stock Plan (the "Director Plan"). The purpose of the Director Plan is to align the interests of the non-employee members of the Board of Directors ("Non-Employee Directors") with those of the Company's shareholders by promoting their ownership of the Common Stock.

    Under the Director Plan, the Company's Non-Employee Directors will receive their retainer fee for each calendar year in shares of the Common Stock. The number of shares to be granted each year will be equal to the annual retainer fee divided by the fair market value of a share of the Common Stock on the last day of such year. The amount of the annual retainer fee will be set periodically by the full Board of Directors. These shares of the Common Stock will be granted to Non-Employee Directors in lieu of cash retainer fees.


    In addition, if the Director Plan is approved by the Company's shareholders, each person who is a Non-Employee Director immediately following the Meeting shall be granted, not later than June 30, 1996, a number of shares of the Common Stock determined by dividing (1) $20,000 by (2) the fair market value of a share of the Common Stock on May 31, 1996. These shares will be granted to Non-Employee Directors in addition to any cash retainer fees they received for services rendered during 1995.


    At present, six persons are eligible to participate in the Director Plan (including Mr. Bursky and Ms. James).

    The Board of Directors may at any time amend or terminate the Director Plan, provided that (1) the Board may not increase the maximum number of shares of the Common Stock that may be issued under the Director Plan without the approval of shareholders and (2) the provisions of the Director Plan relating to the amount, pricing and timing of grants may not be amended more than once in any six month period except to comply with certain regulatory changes. An aggregate of 150,000 shares of the Common Stock are presently reserved for issuance under the Director Plan.

    The Director Plan is intended to qualify as a "formula plan" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL V.

                        APPROVAL OF INDEPENDENT AUDITORS
                                 (PROPOSAL VI)

    KPMG Peat Marwick LLP has been appointed by the Board of Directors as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1996. The Board of Directors is submitting this matter to a vote of shareholders in order to ascertain their views. If the appointment of KPMG Peat Marwick LLP is not ratified at the Meeting, the Board of Directors will reconsider its action and will appoint auditors for the 1996 fiscal year without further shareholder action. Further, even if the appointment of auditors is ratified by shareholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment of auditors without submitting the matter to a vote of shareholders. The Company's audit for fiscal 1995 was conducted by KPMG Peat Marwick LLP.

    A representative of KPMG Peat Marwick LLP is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL VI.

                         COMMITTEES AND BOARD MEETINGS

    During the fiscal year ended December 31, 1995, the Board of Directors held four meetings and acted by unanimous written consent eight times. Each of the Directors attended more than 75% of the total number of meetings of the Board of Directors and meetings of the Committees of which the Director was a member.

    Nominees for Directors are selected by the entire Board of Directors rather than any committee of the Board. The Board of Directors now has one standing Stock Option and Compensation Committee, which was formed by the Board of Directors on December 6, 1995 to replace both the Stock Option Committee and the Compensation Committee. The Board of Directors also has a standing Audit Committee.

    The Stock Option and Compensation Committee, composed of Mr. Bursky and Mr. Polan, administers the Company's 1990 Stock Option Plan and establishes the level of compensation to be paid to the executive officers of the Company and reviews the levels of compensation of senior officers of the Company's subsidiaries. In addition, if Proposals IV and V are approved by shareholders, the Stock Option and Compensation Committee will administer the Company's Executive Compensation Plan and the Company's 1996 Non-Employee Director Stock Plan. The Stock Option and Compensation Committee was formed in December 1995 and did not meet in 1995. The former Stock Option Committee held one meeting in 1995 and the former Compensation Committee held one meeting in 1995.

    The Audit Committee, composed of William R. Berkley, Joshua A. Polan and Mitchell I. Quain, all of whom are independent Directors, makes recommendations concerning the engagement of independent public accountants, the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held one meeting in 1995.

    Beginning in May 1995, members of the Board of Directors who were not employees of the Company received directors' fees in the amount of $1,000 for each meeting of the Board of Directors that they attended. The Company was obligated to reimburse its Board members for all reasonable expenses incurred in connection with their attendance at Directors' meetings, but no Director made any claim for reimbursement.



    In the event that Proposal V is approved by the Company's shareholders, each person who is a Non-Employee Director immediately following the Meeting shall be granted, not later than June 30, 1996, a number of shares of the Common Stock determined by dividing (1) $20,000, by (2) the fair market value of a share of the Common Stock on May 31, 1996. These shares will be granted to Non-Employee Directors in addition to the cash retainer fees they received for services rendered during 1995.


                      IDENTIFICATION OF EXECUTIVE OFFICERS


                                                  EXECUTIVE
                                                POSITION AND               OFFICER     TERM
    NAME                                        OFFICES HELD                SINCE     EXPIRES    AGE
- -----------------------------------  -----------------------------------   -------    -------    ---
Andrew M. Bursky...................  Chairman of Board of Directors          1988       1996     39
Theodore R. Rieple.................  President                               1990       1996     50
Catherine B. James.................  Chief Financial Officer, Executive      1989       1996     43
                                     Vice President, Secretary and
                                     Treasurer
Charles J. Martin..................  Vice President, Controller and          1990       1996     51
                                     Chief Accounting Officer


BACKGROUND OF EXECUTIVE OFFICERS

    The following is a brief account of the business experience of each of the persons listed in the foregoing table. There are no family relationships or special understandings pursuant to which such persons have been elected as officers of the Company. None of the officers have any substantial interest in any matter to be acted upon, other than the election of Directors in the case of Mr. Bursky, Mr. Rieple and Ms. James.

    Mr. Bursky has served as Chairman of the Board of Directors since July 1988. He was President of the Company from November 1989 to December 1990. He has served as an executive officer of Interlaken Capital since May 1980, and is currently serving as a Managing Director of Interlaken Capital. Mr. Bursky is a director of PCI.

    Mr. Rieple has served as President of the Company since December 1990. From 1984 to November 1990, Mr. Rieple was President, Chief Executive Officer and a director of Diversey Corp.

    Ms. James has served as Chief Financial Officer of the Company since February 1996, has served as Executive Vice President of the Company since January 1989 and has served as Secretary and Treasurer of the Company since December 1989. She was Chief Financial Officer of the Company from January 1989 until September 1993. Ms. James has been a Managing Director of Interlaken Capital since January 1990. From 1982 through 1988, she was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure.

    Mr. Martin has served as Vice President, Controller of the Company since July 1990. He was employed by Interlaken Capital from August 1986 to January 1996, during the last six years of which he served as Vice President, Finance. In this role, he was responsible for accounting and general financial administrative functions.

                  REPORT OF THE STOCK OPTION AND COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Stock Option and Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and the specific compensation level for the Company's President and the Company's Chief Financial Officer. The Stock Option and Compensation Committee also reviews the levels of compensation of senior officers of the Company's subsidiaries. During 1995, the Stock Option and Compensation Committee was composed of Andrew M. Bursky, Catherine B. James and Joshua A. Polan.

    The Stock Option and Compensation Committee believes that the compensation of the President of the Company should be heavily influenced by Company performance, as measured by operating, financial and strategic objectives. It further believes that Company performance should be viewed both from a short-term and a long-term perspective. The Committee establishes the President's salary by considering the salaries of CEO's of comparably-sized companies and the Company's performance relative to other distribution businesses as measured by data obtained by the Committee from publicly available sources, including data with respect to the businesses' asset utilization, profitability and return on invested capital. The compensation levels of senior officers of the Company's subsidiaries are set with a view to aligning compensation with the Company's business objectives and performance. The Company has not entered into an employment agreement with its President or with most of the executives employed by the Company's subsidiaries. The Stock Option and Compensation Committee believes it is especially important, therefore, to use compensation to enable the Company to attract and reward officers who contribute to the Company's long-term success by demonstrated, sustained performance. To this end, the Company relies on cash and individual bonus awards and on equity-based compensation through the Company's 1990 Stock Option Plan. For 1995, the Committee generally sought to increase executive salaries to remain competitive with comparable companies.

    Stock options are granted to the President, and to other executives, based on an evaluation of the executives' ability to influence the Company's long-term growth and profitability. In the case of executives employed by subsidiaries, the subsidiary's financial performance and potential future contributions to overall corporate profitability are also taken into account. During 1995, the Company's President received options to purchase 51,500 shares of the Common Stock.

STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1995, Mr. Bursky, Ms. James and Mr. Polan served on the Company's Stock Option and Compensation Committee. Mr. Bursky has served as Chairman of the Board of Directors since 1988 and was President of the Company from November 1989 to December 1990. Ms. James has served as an executive officer of the Company since January 1989. During 1995, Mr. Bursky served on the compensation committee of Fine Host Corporation. William R. Berkley, the Chairman of the Board of Fine Host Corporation, is a member of the Company's Board of Directors. See "Transactions with Affiliates" for a description of certain transactions between the Company and certain other companies of which Mr. Bursky, Ms. James, Mr. Polan and Mr. Berkley are officers, directors and/or shareholders.

                    STOCK OPTION AND COMPENSATION COMMITTEE

                                Andrew M. Bursky
                                Joshua A. Polan

March 22, 1996

    The above report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

    The following table sets forth all the cash and non-cash compensation for each of the last three fiscal years ended December 31, 1995 awarded to or earned by the President of the Company. No other executive officer of the Company earned more than $100,000 in salary and bonus in any of the three fiscal years ended December 31, 1995. Mr. Bursky and Ms. James do not receive any compensation from the Company but are executive officers of and are compensated by Interlaken Capital, which is party to a services agreement with the Company pursuant to which Interlaken Capital will receive a fee of $400,000 during 1996. See "Transactions with Affiliates."

                           SUMMARY COMPENSATION TABLE


                                                                           LONG TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                          ------------
                                                                           NUMBER OF
                                                     ANNUAL                SECURITIES
                NAME AND                       COMPENSATION AWARDS         UNDERLYING
           PRINCIPAL POSITION              ---------------------------      OPTIONS        ALL OTHER
          OF EXECUTIVE OFFICER             YEAR     SALARY      BONUS      GRANTED(#)     COMPENSATION
- ----------------------------------------   ----    --------    -------    ------------    ------------
Theodore R. Rieple,.....................   1995    $213,617    $40,000        51,500        $1,366(1)
President                                  1994     204,038     10,000        --             1,534(1)
                                           1993     180,000      5,000        --             2,630(1)


- ------------
(1) These amounts represent contributions to the Company's Retirement Savings Plan.

    Mr. Rieple did not receive any other annual compensation, restricted stock awards, stock appreciation rights, long-term incentive plan payouts or other compensation for the three fiscal years ended December 31, 1995.

                       OPTIONS GRANTS IN LAST FISCAL YEAR


    The following table sets forth options granted to Mr. Rieple during 1995:



                                                                                             POTENTIAL
                                                                                        REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL
                                     NUMBER OF    % OF TOTAL                               RATES OF STOCK
                                     SECURITIES    OPTIONS     EXERCISE                  PRICE APPRECIATION
                                     UNDERLYING    GRANTED     OR BASE                    FOR OPTION TERM
                                      OPTIONS         TO        PRICE     EXPIRATION    --------------------
   NAME                               GRANTED     EMPLOYEES     ($/SH)       DATE        5% ($)     10% ($)
- -----------------------------------  ----------   ----------   --------   ----------    --------    --------
Theodore R. Rieple.................    51,500(1)     14.8%      $ 3.45    05/25/2005    $111,755    $283,250


- ------------
(1) These options vest in equal installments on the first three annual anniversaries of the date of grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES



    The following table sets forth the option exercises and the value of in-the-money unexercised options held by Mr. Rieple at December 31, 1995:



                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS AT                   IN-THE-MONEY
                                                                    FY-END(#)                OPTIONS/SARS AT FY-END($)
                        SHARES ACQUIRED ON      VALUE      ---------------------------   ---------------------------------
   NAME                    EXERCISE(#)       REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(1)   UNEXERCISABLE(1)
- ----------------------  ------------------   -----------   -----------   -------------   --------------   ----------------
Theodore R. Rieple....           0                0          257,500        103,000        $1,779,325         $584,010


- ------------


(1) Mr. Rieple has been granted options to purchase a total of 309,000 shares of the Common Stock at an exercise price of $0.97 per share and 51,500 shares of the Common Stock at an exercise price of $3.45 per share. The fiscal year-end closing price of the Common Stock was $7.88 per share. The amounts in these columns were calculated using the difference between the exercise price and the fiscal year-end closing price.


                        COMPANY STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total return on the Common Stock for the last five years with the yearly cumulative total shareholder return of the NASDAQ Market Index and the peer group index selected by the Company. The comparison assumes an investment of $100 each in the Common Stock, the NASDAQ Market Index and the peer group on December 31, 1990 with dividends reinvested when they are paid. The companies included in the peer group are Lawson Products, Inc., Noland Company, Premier Industrial Corporation and Arden Industrial Products Inc. ("Arden"). The Company has added Arden to the peer group this year in place of RB&W Corporation, which is no longer a publicly traded company and for which information regarding shareholder returns is no longer available to the Company. Arden is a national distributor of specialty and standard fasteners to the industrial market. The Company has included Arden because the Company believes that a peer group consisting of four companies as opposed to three is a better representative sample for comparative purposes. The Company is not included in the peer group. In the calculation of the annual cumulative shareholder return of the peer group index, the shareholder returns of the companies included in the peer group are weighted according to their stock market capitalizations.


- --------------------------------------------------------------------------------

$900   -----------------------------------------------------------------

$800

$700

$600

$500

$400

$300

$200

$100

$0   -------------------------------------------------------------------
     1990       1991       1992       1993       1994       1995

     ---------------------------------------------------------------------------
          Strategic Distribution, Inc.            NASDAQ           Peer Group
     ---------------------------------------------------------------------------

- ----------------------------------------------------------------------------
             1990       1991       1992       1993       1994       1995
Strategic    100        100        100        100        500        800
NASDAQ       100        120        120        130        140        160
Peer Group   100        110        130        140        130        120
- ----------------------------------------------------------------------------

    From December 31, 1990 through December 31, 1993, there was no active market for the Common Stock, and the Common Stock was not regularly quoted on any national market quotation system. Therefore, the prices of the Common Stock for 1990 through 1993, as set forth in the Performance Graph, are based on (i) prices at which the Company issued the Common Stock in private sales and (ii) exercise prices of options to purchase the Common Stock granted by the Company (which exercise prices were deemed to be greater than or equal to the fair market value of the Common Stock on the date of grant). Persons controlling the Company were among those purchasing the Common Stock in many of the private sales. The Common Stock began trading on the Nasdaq SmallCap Market on March 16, 1994 and began trading on the Nasdaq National Market on October 6, 1994. The price of the Common Stock on December 31, 1995, as set forth in the Performance Graph, represents the last reported sale price of the Common Stock on the Nasdaq National Market on December 29, 1995, the last trading date in 1995.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


    The following table sets forth certain information, as of April 17, 1996, concerning beneficial ownership of the Common Stock (calculated based on 21,779,550 shares outstanding) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company and each nominee to become a director,
(iii) the executive officer named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.



                                                                     AMOUNT AND
                                                                     NATURE OF
  TITLE OF                     NAME AND ADDRESS OF                   BENEFICIAL     PERCENT
    CLASS                      BENEFICIAL OWNER(A)                   OWNERSHIP      OF CLASS
- -------------  ---------------------------------------------------   ----------     --------
Common Stock   William R. Berkley                                     9,282,898(b)    40.86%(b)
               Director
Common Stock   Andrew M. Bursky                                       1,090,863(c)     4.91%(c)
               Director, Chairman of the Board
Common Stock   Arnold W. Donald                                           1,030            *
               Director
Common Stock   Catherine B. James                                       720,820(d)     3.29%(d)
               Chief Financial Officer, Executive Vice President
               and Director
Common Stock   George E. Krauter                                        206,000        *
               Director
Common Stock   Joshua A. Polan                                          165,781        *
               Director
Common Stock   Mitchell I. Quain                                         10,000        *
               Director
Common Stock   Theodore R. Rieple                                       430,195(e)     1.95%(e)
               President, Director
Common Stock   The Soros Group(f)                                     2,472,000       11.35%
Common Stock   Wellington Management Company(g)                       1,288,360(h)     5.92%
Common Stock   All executive officers and directors as a group (9    11,491,641(i)    49.49%(i)
               persons)


- ------------

   *  Owns less than 1% of the outstanding shares of the Common Stock.

 (a)  The business address of William R. Berkley and all executive officers and directors of the Company is 165 Mason Street, Greenwich, Connecticut 06830. The business addresses of the members of the Soros Group are set forth in footnote (f) below and the business address of Wellington Management Company is set forth in footnote (g).
 (b)  Includes (i) 417,182 shares of the Common Stock as to which Mr. Berkley has granted a call option to Mr. Bursky, (ii) 19,649 shares of the Common Stock which are subject to currently exercisable stock options held by The Berkley Family Limited Partnership, and
      (iii) 919,600 shares of the Common Stock which are subject to currently exercisable stock options held by Interlaken Investment Partners, L.P. Mr. Berkley is a general partner of The Berkley Family Limited Partnership and is the sole owner of a company that indirectly controls Interlaken Investment Partners, L.P.; as such, he may be deemed to be the beneficial owner of shares of the Common Stock and/or options to purchase the Common Stock held by those entities. The number of outstanding shares used for calculating percent of class is 22,718,799.
 (c)  Includes (i) 417,182 shares of the Common Stock which Mr. Bursky may acquire from Mr.
      Berkley upon exercise of a call option and (ii) 28,295 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Bursky. The number of outstanding shares used for calculating percent of class is 22,225,027.
 (d)  Includes 147,800 shares of the Common Stock which are subject to currently exercisable stock options held by Ms. James. The number of outstanding shares used for calculating percent of class is 21,927,350.
 (e)  Includes (i) 309,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Rieple and (ii) 17,165 shares of the Common Stock which are subject to stock options held by Mr. Rieple that will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 22,105,715.
 (f)  The Soros Group is comprised of George Soros (doing business as Soros Fund Management),
      Brahman Partners II, L.P., B-Y Partners, L.P., Brahman Capital Corp., Brahman Partners,
      Peter A. Hochfelder, Robert J. Sobel and Mitchell A. Kuflik. The business address of
      Mr. Soros is 888 Seventh Avenue, New York, New York 10106. The business address of all other members of the Soros Group is 277 Park Avenue, 26th Floor, New York, New York
      10117. Information regarding the Soros Group has been obtained by the Company from a
      Schedule 13D filed by the Soros Group with the Securities and Exchange Commission on or about January 12, 1994.
 (g)  The business address of Wellington Management Company is 75 State Street, Boston
      Massachusetts 02109. Information regarding Wellington Management Company has been obtained by the Company from a Schedule 13G filed by Wellington Management Company with the Securities and Exchange Commission on or about January 31, 1996.
 (h)  Wellington Management Company has shared investment power over 1,288,360 shares of the
      Common Stock and shared voting power over 629,160 shares of the Common Stock.
      Wellington Management Company does not have sole voting power over any shares of the
      Common Stock.
 (i)  Includes 1,442,745 shares of the Common Stock which are subject to options held by executive officers and directors of the Company that are currently exercisable or will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 23,222,295.


                          TRANSACTIONS WITH AFFILIATES


    The Company has entered into an agreement (the "Services Agreement") with Interlaken Capital pursuant to which Interlaken Capital will provide the Company with certain corporate and administrative services during 1996, including but not limited to services relating to accounting and internal legal advice. Mr. Berkley is the sole shareholder of Interlaken Capital. Messrs. Berkley and Bursky are the sole directors of Interlaken Capital. Mr. Bursky, Ms. James and Mr. Polan are all employees and executive officers of Interlaken Capital. The fee to be paid by the Company pursuant to the Services Agreement is $400,000 plus expenses incurred by Interlaken Capital. Besides providing services to the Company, Interlaken Capital provides legal, accounting and other services to companies engaged in such businesses as fire protection, contract food services, infants' clothing manufacturing and chemical manufacturing. Ms. James, although not an employee of the Company, will devote her full attention to the Company in her capacity as Executive Vice President and Chief Financial Officer. Mr. Bursky, also not an employee of the Company, will devote a significant portion of his time to the Company in his capacity as Chairman. However, the percentage of time Mr. Bursky devotes to the Company will vary, and will depend upon the demands and growth of the Company and other business enterprises with which he is involved. Mr. Berkley and Mr. Polan, as directors of the Company, will devote such time as a director ordinarily devotes to his duties as a director. The Services Agreement is effective from March 1, 1996 through December 31, 1996 unless terminated by either party on 30 days' prior written notice. The terms of the Services Agreement were approved by the Company's disinterested directors.


    On May 12, 1995, the Company acquired all of the outstanding common stock of American Technical Services Group, Inc. ("ATSG") in exchange for options to purchase an aggregate of 1,036,708 shares of the Common Stock at a purchase price of $5.82 per share. The options became exercisable in whole or in part on November 13, 1995 and terminate on May 12, 2000. The selling stockholders of ATSG included (i) Interlaken Investment Partners, L.P., which received options to purchase 919,600 shares of the Common Stock, (ii) The Berkley Family Limited Partnership, which received options to purchase 19,649 shares of the Common Stock, (iii) Andrew M. Bursky, who received options to purchase 28,295 shares of the Common Stock, and (iv) Catherine B. James, who received options to purchase 44,800 shares of the Common Stock. Ms. James was Chairman of ATSG and Mr. Bursky was a director of ATSG at the time of the transaction. Mr. Berkley is the sole owner of a company that indirectly controls Interlaken Investment Partners, L.P. and is a general partner of The Berkley Family Limited Partnership. The Company obtained an opinion from an independent investment bank as to the fairness of the transaction to the Company's shareholders from a financial point of view.


    The Company's SafetyMaster subsidiary currently leases space to Master Protection Corporation ("Master Protection") in offices located in Billings, Montana and Bismarck, North Dakota. During 1995, SafetyMaster leased space to Master Protection under the foregoing leases for an aggregate annual rental of approximately $15,851. It is anticipated that the Company will receive an aggregate annual rent of $15,839 in 1996. Messrs. Berkley, Bursky and Polan and Ms. James are shareholders of Master Protection Holdings, Inc. ("Master Protection Holdings"), the parent of Master Protection. The Company's current directors own, in the aggregate, approximately 78% of Master Protection Holdings' outstanding common stock. Ms. James is the Chairman of Master Protection Holdings and Master Protection and Messrs. Berkley, Bursky and Polan are directors of Master Protection Holdings and Master Protection.


    In accordance with the agreement pursuant to which the Company purchased its original safety products distribution business from Master Protection in 1990, Master Protection is the distributor of record for all products manufactured by Ansul Fire Protection ("Ansul") and sold by SafetyMaster in those markets in which SafetyMaster operated at the time of the purchase. Master Protection has had a long standing relationship with Ansul and is responsible for negotiating the terms under which SafetyMaster buys Ansul products and resolving any distribution problems that arise between the Company and Ansul. During 1995, the Company paid an annual commission to Master Protection of approximately $65,043 in connection with the sale of Ansul products, and it is anticipated that the Company will continue to pay such an annual commission to Master Protection of approximately $65,000.

    The Company has issued a subordinated note due 1998 to Mr. Krauter in the principal amount of $500,000, bearing interest at the rate of 6% per annum. The Company issued this note on January 4, 1994 in connection with its acquisition from Mr. Krauter of all of the issued and outstanding stock of ISA.

    The Company believes that the foregoing transactions were on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company will engage in transactions with affiliated parties only if they satisfy the foregoing criteria.

                             SHAREHOLDER PROPOSALS

    Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for SDI's Annual Meeting of Shareholders to be held in 1997 must be submitted to SDI on or before December 23, 1996, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in proxy materials relating to that meeting. Proposals should be sent to: Strategic Distribution, Inc., c/o Theodore R. Rieple, President, 12136 West Bayaud, Suite 320, Lakewood, Colorado 80228.

                                 MISCELLANEOUS


    A copy of the Company's Annual Report for the year ended December 31, 1995, as filed with the Securities and Exchange Commission, has been delivered free of charge to shareholders with this solicitation. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO EACH SHAREHOLDER WHO MAILS A WRITTEN REQUEST THEREFOR TO: STRATEGIC DISTRIBUTION, INC., 12136 WEST BAYAUD, SUITE 320, LAKEWOOD, COLORADO 80228. If requested, a copy of any exhibit to the Company's Annual Report on Form 10-K will be furnished upon the payment of a reasonable fee to cover the Company's expenses in reproducing and mailing such exhibit.


                              -------------------

    Please complete, date, sign and mail promptly the accompanying proxy in the postage-paid envelope enclosed for your convenience. The signing of the proxy will not prevent your attending the Meeting and voting in person.

Greenwich, Connecticut
April 24, 1996

                                                                       EXHIBIT A

                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                  TO AMEND THE COMPANY'S RESTATED CERTIFICATE
                                OF INCORPORATION

    BE IT RESOLVED, that Article Eleventh of the Restated Certificate of Incorporation of the Corporation be deleted in its entirety; and be it

    FURTHER RESOLVED, that Article Ninth of the Restated Certificate of Incorporation of the Corporation be amended so as to read in its entirety as follows:

        "NINTH: The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the Corporation) or may (in the case of any action, suit or proceeding against a trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

        The indemnification and other rights set forth in this Article shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

        Neither the amendment nor repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

        No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

           (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

           (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

           (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

           (iv) shall have derived an improper personal benefit.

        If the General Corporation Law of the State of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended."

                          STRATEGIC DISTRIBUTION, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 24, 1996



  The undersigned stockholder(s) of Strategic Distribution, Inc. (the "Company") hereby appoints Andrew M. Bursky, Catherine B. James and William L. Mahone (collectively, the "Proxies"), and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Shareholders to be held at the Greenwich Harbor Inn, 500 Steamboat Road, Greenwich, Connecticut on May 24, 1996 at 9:00 a.m. local time, and at any adjournments thereof, for the transaction of the following business:


                     /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL PROPOSALS

PROPOSAL I.  Please indicate your vote for the election of Directors. The nominees are William R. Berkley, Andrew M. Bursky, Arnold W. Donald, Catherine B. James, George E. Krauter, Joshua A. Polan, Mitchell I. Quain and Theodore R. Rieple.

             Election of Directors               FOR / /            WITHHELD / /
             For all nominees, except those entered below:
             -------------------------------------------------------------------

PROPOSAL II.  To approve the proposed amendment to the Restated Certificate of
              Incorporation (the "Certificate of Incorporation") that (A) relates to the advance payment by the Company of expenses incurred by a director, officer, employee or agent of the Company in defending an action, suit or proceeding and (B) provides that no subsequent amendment or repeal of the Certificate of Incorporation shall eliminate or reduce the right of any such director, officer, employee or agent to indemnification in respect of any matter occurring before such amendment or repeal.


                     FOR / /             AGAINST / /             ABSTAIN / /

PROPOSAL III. To approve the proposed amendment to the Company's 1990 Incentive
              Stock Option Plan that makes non-employee consultants and advisers to the Company eligible to receive grants of options.

                     FOR / /             AGAINST / /             ABSTAIN / /

PROPOSAL IV.  To approve the adoption of the Company's Executive Compensation
              Plan.

                     FOR / /             AGAINST / /             ABSTAIN / /

                                                       (continued on other side)

PROPOSAL V.  To approve the adoption of the Company's 1996 Non-Employee Director
             Stock Plan.

                     FOR / /             AGAINST / /             ABSTAIN / /

PROPOSAL VI.  To ratify the appointment of KPMG Peat Marwick LLP, Certified
              Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1996.

                     FOR / /             AGAINST / /             ABSTAIN / /

  WHEN PROPERLY EXECUTED, THE PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN BELOW. YOU NEED NOT MARK ANY BOXES. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE "FOR" EACH PROPOSAL AND IN THEIR DISCRETION FOR ANY OTHER MATTERS COMING BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.


  The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 24, 1996 and the Proxy Statement dated April 24, 1996.

                                    Date: ______________________________________

                                   Signature: __________________________________

                                    Date: ______________________________________

                                   Signature: __________________________________

                                               Please sign exactly as your name
                                               appears hereon. Joint owners
                                               should each sign. When signing as
                                               attorney, executor, trustee or
                                               guardian, please give full title
                                               as such.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.